                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                     Graphic Packaging International Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

        ------------------------------------------------------------------------

GRAPHIC PACKAGING INTERNATIONAL CORPORATION (formerly ACX Technologies, Inc.) 4455 Table Mountain Drive, Golden, Colorado 80403 (303) 215-4600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2001

The Annual Meeting of Shareholders of Graphic Packaging International Corporation ("GPIC" or the "Company"), a Colorado corporation, will be held on May 15, 2001 at 10:30 a.m. (local time) at the Arvada Center for the Arts and Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado, for the following purposes:

     (i)  to elect three directors for a three-year term;

     (ii) to approve an amendment to the Company's Executive Incentive Plan to, among other things, include ratio of debt to EBITDA (earnings before interest and taxes, plus depreciation and amortization) in the financial measurements;

    (iii) to approve an amendment to the Company's Equity Compensation Plan for Non-Employee Directors to increase the number of shares of Common Stock authorized for issuance to 500,000 shares;

     (iv) to approve an amendment to the Company's Equity Incentive Plan to increase the number of shares available under the Plan to ensure that there are sufficient shares available for future awards; and

     (v) to transact any other business that may properly come before the meeting.

Shareholders of the Company of record at the close of business on March 27, 2001 are entitled to vote at the meeting and any adjournment of the meeting.

WHETHER YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY in the return envelope provided. No postage is necessary if mailed in the United States. Any person giving a proxy has the power to revoke it at any time, and shareholders who are present at the meeting may withdraw their proxies and vote in person.

ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE SHAREHOLDERS' MEETING.

By Order of the Board of Directors,

/s/ JILL B.W. SISSON
--------------------------
Jill B.W Sisson, Secretary
March 30, 2001

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

PROXY STATEMENT

     This Proxy Statement is being furnished to holders of stock of Graphic Packaging International Corporation, formerly known as ACX Technologies, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders on May 15, 2001 (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Proxy Statement and the accompanying Proxy card are first being mailed to shareholders of the Company on or about March 30, 2001.

TIME, PLACE AND PURPOSE

     The Meeting will be held at 10:30 a.m. (local time) on May 15, 2001 at the Arvada Center for the Arts and Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado. At the meeting the Shareholders of the Company will be asked to consider and vote upon the following proposals: (i) the election of three directors for a three-year term; (ii) a proposed amendment to the Company's Executive Incentive Plan to, among other things, include the ratio of debt to EBITDA (earnings before interest and taxes, plus depreciation and amortization) in the financial measurements; (iii) a proposed amendment to the Company's Equity Compensation Plan for Non-Employee Directors to increase the number of shares of Common Stock authorized for issuance to 500,000 shares; (iv) a proposed amendment to the Company's Equity Incentive Plan to increase the number of shares available under the Plan to ensure that there are sufficient shares available for future awards; and (v) the transaction of any other business that may properly come before the meeting.

VOTING PROCEDURE

     If you return the signed proxy before the meeting, the shares will be voted according to your directions. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY CARD, THE SHARES WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

     After giving a proxy, you may cancel it at any time before it is exercised by (1) delivering written notice to the Company, (2) substituting a new proxy executed at a later date, or (3) requesting, in person at the Annual Meeting, that the proxy be returned.

WHO CAN VOTE AND VOTES REQUIRED

     If you are a Shareholder of record at the close of business on March 27, 2001, you will be entitled to receive notice of and to vote at the meeting. At the close of business on March 1, 2001, there were approximately 31,035,462 shares of the Company's $.01 par value common stock outstanding (the "Common Stock") and 1,000,000 shares of the Company's $.01 par value Series B 10% Preferred Stock ("Preferred Stock") outstanding. Each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to 24.242424 votes. A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Cumulative voting is not allowed in the election of directors or for any other purposes.

     With respect to the election of directors, you may vote "FOR" all nominees, you may withhold your vote for all nominees or you may withhold your vote for a specific nominee. If you withhold authority to vote for a director nominee in the election of directors, your vote will be excluded entirely and will have no effect. With respect to all other proposals, you may vote "FOR" or "AGAINST" the proposal, or "ABSTAIN" from voting on that proposal.

     If your shares are registered in the name of a broker or other "street name" nominee, your votes will only be counted as to those matters actually voted. If you do not provide voting instructions, (commonly referred to as "broker non-votes"), they will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be voted in favor of the proposals. Under applicable Colorado law, abstentions and broker non-votes will have no effect on the outcome of the matters to be voted on at the Meeting.

SOLICITATION COSTS

     The solicitation of your proxy will initially be conducted by mail; however, further solicitations may be made by telephone or oral communication. Officers, directors and employees of the Company may solicit proxies but will not receive any special compensation. Also arrangements, including reimbursement for expenses in forwarding proxy materials, will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of Common Stock. All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material will be paid for by the Company.

THE COMPANY

     The Company was formed as ACX Technologies, Inc. ("ACX") in August 1992 as a holding company for the packaging, ceramics, aluminum and developmental businesses formerly owned by Adolph Coors Company ("ACCo"). Effective December 27, 1992, ACCo distributed to its shareholders all then outstanding shares of the ACX Common Stock (the "ACX Spin-Off"). The principal subsidiary of ACCo is Coors Brewing Company ("Coors Brewing" or "CBC"). From 1992 to 1999, the Company developed a strategy of focusing on its core businesses, sold or closed the aluminum and developmental businesses, and acquired additional packaging businesses. Effective December 31, 1999, the Company distributed to its shareholders all the then outstanding shares of Common Stock of CoorsTek, the ceramics business (the "CoorsTek Spin-Off"). As a result, the core business of the Company is the packaging business conducted through the Company's subsidiary, Graphic Packaging Corporation. Unless the context indicates otherwise, the term the "Company" or "GPK" is used in this Proxy Statement to include Graphic Packaging International Corporation and any of its subsidiaries, including Graphic Packaging Corporation and its subsidiaries (collectively referred to as "Graphic Packaging" or "GPC").


PROPOSAL I - ELECTION OF DIRECTORS

     The Board of Directors of the Company (the "Board") is divided into three classes, designated Class I, Class II and Class III, each class being elected for a three-year term. Three Class I directors will be elected at the upcoming 2001 Annual Meeting, Class II directors will be elected at the 2002 Annual Meeting, and Class III directors will be elected at the 2003 Annual Meeting. Each of the nominees has agreed to serve on the Board if elected, and, with the exception of Harold R. Logan, Jr., each of the nominees is currently a director of the Company. If any of the nominees for director should be unavailable for election, the proxies will be voted for a substitute nominee(s) designated by the Board.

     Proxies are solicited in favor of the nominees for the Class I directors named below with the term of office of each to continue until the 2004 annual shareholders' meeting. The persons named in the accompanying proxy will vote for the election of the three nominees, unless the authority to vote is withheld.

     The following lists the three nominees for election as directors of the Company and the three directors of the Company whose term of office will continue after the Meeting, including the age of each person, the position with the Company or principal occupation of each person, certain other directorships held and the year each person became a director of the Company.


        PRINCIPAL OCCUPATION OR EMPLOYMENT                                                   DIRECTOR
               AND DIRECTORSHIPS                                                     AGE      SINCE
        ----------------------------------                                           ---     --------
NOMINEES FOR ELECTION AS CLASS I DIRECTORS

JEFFREY H. COORS                                                                     56        1992
Chairman of the Company since 2000 and President since its formation in
1992; President since 1997 and Chairman since 1985 of Graphic Packaging;
Executive Vice President of ACCo from 1991 to 1992.

HAROLD R. LOGAN, JR.                                                                 56        *
Director, Executive Vice President, and Chief Financial Officer of
TransMontaigne, Inc. since 1995; Senior Vice President/Finance of Associated
Natural Gas Corporation from 1987 to 1995; director of Suburban Propane
Partners, and Union Bankshares Ltd.

JAMES K. PETERSON                                                                    66        1997
President of The Peterson Group, an investment firm, since 1990; Chief Executive
Officer and a director of Graphic Packaging from 1982 to 1989; Chief Operating
Officer and a director of Ludlow Corporation from 1980 to 1982; employed by
Continental Can Company from 1971 to 1980, most recent position was Vice
President.

*First time nominee.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The three nominees for director having the highest number of votes cast in favor of their election will be elected to the Board of Directors.

                        THE BOARD OF DIRECTORS RECOMMENDS
             THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.


CLASS II DIRECTOR WHOSE TERM EXPIRES AT THE 2002 ANNUAL MEETING

JOHN HOYT STOOKEY                                                                    70        1993
Chairman of Suburban Propane since 1996; Non-executive Chairman of Quantum
Chemical Company, a subsidiary of Hanson PLC, from 1993 to 1996; President and Chairman of Quantum Chemical Corporation from 1985 to 1993; also a trustee of United States Trust Company of New York and a director of Suburban Propane
Partners, The Clark Foundation and The Robert Sterling Clark Foundation.

CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING

JOHN D. BECKETT                                                                      62        1993
President of the R. W. Beckett Corporation, a manufacturer of components for oil and gas heating, since 1965.

WILLIAM K. COORS                                                                     84        1992
Chairman of the Company from 1992 to 2000; Chairman of ACCo since April 1961;
President of ACCo from 1955 to 1985 and 1989 to 2000; Chairman of Coors Brewing
from 1992 to 2000; also a director of ACCo since 1940; Director Emeritus of
CoorsTek, Inc. since 2000.


BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors held four regular meetings and four special meetings during 2000. In addition, the Board took action one time by unanimous written consent. Each director attended at least 75 percent of the total number of meetings of the Board and meetings of all committees on which he served.

     Joseph Coors was a member of the Board until August 1996 when he retired and was named Director Emeritus by the Board. As Director Emeritus, Mr. Coors provides advice and consulting services to the Board. However, he is not a voting member of the Board and is not counted for quorum purposes.

     The Board has established four standing committees: Audit, Compensation, Executive and Directors' and in 2000, appointed one Special Committee. Committee membership and meetings held were as follows:


BOARD MEMBER                       BOARD     AUDIT     COMPENSATION   EXECUTIVE      DIRECTORS'     SPECIAL
J.H. Coors                           X*                                   X              X
J.D. Beckett                         X         X*                                        X             X
W.K. Coors                           X                                    X*
J.H. Mullin, III                     X                      X*                                         X
J.K. Peterson                        X         X                                                       X
J.H. Stookey                         X         X            X                            X*            X
Meetings Held in 2000**              9         6            5             4              0             3

     *Chairman
     **Includes one action by unanimous consent

AUDIT COMMITTEE (all members are non-employee directors)

- Reviews the scope and results of the audit of the Company by the Company's independent accountants;

-    Recommends the appointment of the Company's independent accountants;

- Monitors the integrity of the Company's systems of internal control and accounting policies and procedures, including compliance with the Company's ethics policy;

-    Reviews the quarterly and annual financial information;

- Directs and supervises investigations into matters within the scope of its duties.

COMPENSATION COMMITTEE (all members are non-employee directors)

-    Reviews and recommends to the Board compensation for management personnel;

-    Reviews and approves executive incentive and benefit plans.

EXECUTIVE COMMITTEE (1 member is a non-employee director and 1 member is an employee director)

- Exercises all of the authority of the Board when the Board is not in session except as provided in the Company's Articles of Incorporation, Bylaws and applicable law.

DIRECTORS' COMMITTEE (2 members are non-employee directors and 1 member is an employee director)

-    Considers and recommends nominees for election as directors;

-    Reviews and evaluates the performance of the Board;

- Considers nominees recommended by shareholders; shareholders who wish to recommend director candidates to the Directors' Committee should provide the Secretary of the Company with the candidate's name, biographical data and qualifications.

SPECIAL COMMITTEE (all members were non-employee directors)

- Considered and acted upon the issuance and sale of the Preferred Stock to the Grover C. Coors Trust. See "Certain Relationships and Related Transactions."

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company (except the Director Emeritus) receives an annual retainer of $35,000, twenty percent paid in shares of Common Stock. The balance of the retainer is paid in cash unless the director elects to take all or a portion of it in Common Stock. All shares of Common Stock received by directors are subject to forfeiture until completion of the annual term, which ends on the date of the annual shareholders' meeting following receipt of the shares. The Director Emeritus receives an annual retainer of $20,000 twenty percent paid in shares of Common Stock and the remainder paid in cash or stock, at his election.

     Each non-employee director receives a grant of 2,000 non-qualified stock options at the beginning of his three-year term as director. The options vest in equal increments over the three-year period and expire, if unexercised, six years from the date they vest.

     No additional amounts are paid to directors for committee meetings. Directors and the Director Emeritus are reimbursed for expenses incurred while attending Board or committee meetings and in connection with any other Company business. In addition, the Company purchases accidental death and dismemberment insurance for the non-employee directors and the Director Emeritus.

     Jeffrey H. Coors, the only employee director, does not receive additional compensation for serving as director of the Company.

FAMILY RELATIONSHIPS

     Jeffrey H. Coors is the son of Joseph Coors and a nephew of William K.
Coors.

PROPOSAL 2 - APPROVE AMENDMENT TO EXECUTIVE INCENTIVE PLAN

     The Company is seeking shareholder approval of an amendment to the Company's Executive Incentive Plan (the "Incentive Plan"). The Board of Directors approved, subject to shareholder approval, an amendment to the Incentive Plan to modify the financial goals which may be considered by the Compensation Committee of the Board of Directors (the "Compensation Committee") to include the ratio of debt to EBITDA (earnings before interest and taxes, plus depreciation and amortization) and to authorize the Committee to establish long term goals and payouts.

     The Incentive Plan is designed to reward participants for the achievement of performance goals set by the Compensation Committee. The Board of Directors believes that compensation tied to the financial performance of the Company provides a strong link between shareholder value and executive pay. The amendment to the Incentive Plan is being submitted for shareholder approval in order to comply with the requirements of Section 162(m) of the Internal Revenue Code regarding performance-based compensation, so that amounts paid under the Plan are tax deductible to the Company. A summary of the features of the Incentive Plan appears below and is qualified in its entirety by reference to the terms of the Incentive Plan, a copy of which, as amended, may be obtained upon written request to the Company's Secretary.

     PARTICIPATION. Participants in the Incentive Plan are executive officers and division presidents (currently 8 persons).

     ADMINISTRATION. The Incentive Plan is administered by the Compensation Committee which consists entirely of outside directors. The Compensation Committee has the authority to determine performance goals, to establish terms and conditions of the various compensation incentives granted under the Incentive Plan, and to reduce an incentive award to adjust for an unintended benefit.

     AWARDS. The Incentive Plan provides for payment of cash bonuses and annual grants of non-qualified stock options. Cash bonuses are awarded based on the achievement of financial goals established by the Compensation Committee at the beginning of the fiscal year. The financial goals may be one or more of the following: operating income, earnings before interest and taxes, return on net assets employed, return on equity, return on capital, return on invested capital, the ratio of debt to EBITDA, earnings per share and/or cash flow of the Company or its divisions. Bonus awards as a percent of annual salary are the same for all participants. If the financial goal is met, participants receive a "target" bonus of 50 percent of annual salary. The Compensation Committee also establishes a threshold level below which no bonus is earned and a performance level above target at which 100 percent of salary may be earned. In addition, the Compensation Committee may establish long term plan goals and awards payable in cash and stock based upon the participant's level in the organization. Potential awards are uncapped and may exceed 100 percent of salary; however, the awards may not exceed certain maximums set to meet the Internal Revenue Code's Section 162(m) limitation. These maximum amounts are $1.5 million for the President of the Company and $1.0 million for all other eligible participants.

     Stock options under the Incentive Plan are granted in conjunction with the Company's Equity Incentive Plan and are subject to all of the terms and conditions of the Equity Incentive Plan. The options are exercisable for a period of time as determined by the Compensation Committee; however, no options may be exercised for at least six months after the date of grant. The exercise price of each option granted is the fair market value of the Company's stock at the time of grant. The option price may be paid in cash, by surrendering shares owned for more than six months or through irrevocable instructions to a broker to deduct the exercise price from the proceeds of the sale.

     DETERMINATION OF AWARD PAYOUTS. The Compensation Committee established performance goals for 2001 under the Incentive Plan in November 2000. Cash bonus awards are based on the achievement of the pre-established performance goals including, under the Plan as proposed to be modified, the ratio of debt to EBITDA. If the ratio of debt to EBITDA established as performance goals for 2001 had been in effect during 2000, no bonuses would have been paid. No bonuses were paid to any executive officer in 2000 under the Incentive Plan.

     Stock option grants under the Incentive Plan to executive officers, named in the Summary Compensation Table below, are subject to the discretion of the Compensation Committee. As of the date of this proxy statement, there has been no determination by the Compensation Committee with respect to future awards under the Incentive Plan to any executive officer of the Company. Accordingly, future awards are not determinable. The table under "Executive Compensation - Option/SAR Grants in Last Fiscal Year" provides information with respect to the grant of options during fiscal 2000 to the Company's chief executive officer and the other executive officers named in the Summary Compensation Table below.

     AMENDMENT. The Compensation Committee may amend the Incentive Plan without shareholder approval where it is not required to satisfy any statutory or regulatory requirements.

     CHANGE OF CONTROL. In the event of a change of control, as defined under the Incentive Plan, prorated cash bonuses will normally be calculated and paid, if any are earned. Also, outstanding stock option awards, which have not yet vested, will immediately vest and become exercisable.

     FEDERAL INCOME TAX CONSEQUENCES. The grant of a non-qualified stock option is not taxable to the recipient. If the option is exercised, the optionee will recognize income equal to the difference between the fair market value at the time of exercise and the exercise price. At the time of exercise, the Company takes a deduction for an amount equal to the income recognized by the optionee.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     Approval requires the affirmative vote of a majority of the total votes cast on the proposal.

                        THE BOARD OF DIRECTORS RECOMMENDS
                       THAT YOU VOTE "FOR" THIS PROPOSAL.


PROPOSAL 3 - APPROVE AMENDMENT TO EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Company is seeking shareholder approval of an amendment to the Company's Equity Compensation Plan for Non-Employee Directors (the "Directors' Plan") to increase the number of shares of Common Stock authorized for issuance from 150,000 shares to 500,000 shares.

     The Company originally adopted the Directors' Plan in 1992 to encourage directors to own Company Common Stock in order to align their interests more closely with the shareholders.

     Each Non-Employee Director of the Company currently receives 20 percent of the annual director retainer in the form of an annual grant of restricted shares of Common Stock (the "Minimum Grant"), and each Non-Employee Director may make an annual election to receive any or all of the balance of the annual retainer in the form of restricted shares of Common Stock (the "Elective Grant"), subject to forfeiture provisions and certain restrictions. The total number of shares included in the Minimum Grant and the Elective Grant are determined by dividing the amount of the retainer that is to be paid in Common Stock by the fair market value on the date of grant. The annual director retainer is currently $35,000 for active directors and $20,000 for the Director Emeritus.

     In light of the number of shares previously issued under the Directors' Plan as a result of the Directors' Minimum Grants and Elective Grants since inception of the Directors' Plan in 1992, the adjustment in the market price of the Common Stock following the CoorsTek Spin-Off, and subsequent market price of the Common Stock, the Company would not have available sufficient shares to permit all Non-Employee Directors to receive the Minimum Grant and any Elective Grant without increasing the number of shares of Common Stock authorized for issuance under the Directors' Plan during fiscal year 2001. As a result, the Board approved the increase in the number of shares of Common Stock authorized for issuance, subject to shareholder approval.

     This description of the proposed amendment to the Directors' Plan is not a complete summary and is qualified by the terms of the Directors' Plan, a copy of which, as proposed to be amended, may be obtained upon written request to the Company's Secretary.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     Approval requires the affirmative vote of a majority of the total votes cast on the proposal.

                        THE BOARD OF DIRECTORS RECOMMENDS
                       THAT YOU VOTE "FOR" THIS PROPOSAL.


PROPOSAL 4 - APPROVE AMENDMENT TO EQUITY INCENTIVE PLAN

     The Company is seeking shareholder approval of an amendment to the Company's Equity Incentive Plan (the "Equity Plan"). The Board has approved, subject to shareholder approval, an amendment to the Equity Plan providing that, for each calendar year beginning with 2002, the number of shares available for award under the Equity Plan shall be equal to two percent of the number of shares outstanding on the preceding December 31.

     The Board adopted and the shareholders approved the Equity Plan in August 1992 and an amendment in 1997. The Equity Plan, which is designed to align the interests of participants with the interests of the Company's shareholders, permits the Board to, among other things, issue restricted stock as compensation awards and provides for the granting of incentive stock options.

     ADMINISTRATION. The Compensation Committee which consists entirely of outside directors administers the Equity Plan. The Compensation Committee has the authority to select participants, determine awards to be made, including the terms and conditions of such awards, and to make such other decisions and interpretations as are necessary under the Equity Plan.

     PARTICIPATION. Participants in the Equity Plan are those employees who, in the judgment of the Compensation Committee, make significant contributions to the achievement of long-term corporate economic objectives. The selection of participants is a discretionary decision of the Compensation Committee and is difficult to quantify. Approximately 45 persons are presently participating in the Equity Plan.

     AWARDS. The Equity Plan provides for the grants of stock options, restricted stock, stock purchase rights, stock units which are valued by reference to the Common Stock of the Company, and other Common Stock grants. Options granted under the Equity Plan entitle the grantee to purchase Common Stock at a price determined by the Compensation Committee, but in no event less than 100% of the fair market value of the Common Stock on the date the option is granted. The Committee also determines the term of the option and any vesting requirements at the time the option is granted.

     CHANGE OF CONTROL. In the event of a change of control, as defined under the Equity Plan, all stock options shall become immediately exercisable in full, all restrictions with respect to outstanding restricted stock awards shall lapse, and all stock units shall become immediately payable.

     PROPOSED AMENDMENT. The proposed amendment is to increase the number of shares available under the Equity Plan in order to ensure that there are sufficient shares available for future awards. In 1997, the directors and the shareholders approved an amendment providing that for each year through January 2001, the number of additional common shares available for awards under the Plan was equal to two percent of the number of common shares outstanding on the preceding December 31 (the "evergreen provision"). The proposed amendment provides that beginning with 2002, the evergreen provision will continue so that the number of additional shares available for awards under the Equity Plan shall be equal to two percent of the number of shares outstanding on the preceding December 31. The Board recommends approval of this proposal in order to have shares available for equity awards in the future to incent employees and align their interests with the shareholders' interests.

     FEDERAL INCOME TAX CONSEQUENCES. The grant of a non-qualified stock option is not taxable to the participant. If the option is exercised, the participant will generally recognize compensation income equal to the difference between the fair market value of the shares at the time of exercise and the exercise price of the shares. At the time of exercise, the Company receives a deduction for an amount equal to the income recognized by the participant.

     Upon the grant and exercise of an incentive stock option, no taxable income is recognized by the participant and the Company does not receive a deduction. In order to receive this favorable tax treatment, the participant must hold the shares for at least one year after the option is exercised. In addition, the participant must generally treat the excess of the fair market value of the shares, on the date of exercise, over the exercise price as an item of tax preference for purposes of the alternative minimum tax. The participant will recognize capital gain income at the time the shares are sold in an amount equal to the difference between the sale price and the participant's basis in the shares, which is generally the exercise price. If the holding period requirements are not met, the difference between the exercise price and the fair market value of the stock at the time of exercise (limited to the gain on sale) is compensation income to the participant and the Company will be allowed a deduction equal to this taxable income amount. Any gain in excess of such amount will be long term or short term capital gain, depending on the participant's holding period.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     Approval requires the affirmative vote of a majority of the total votes cast on the proposal.

                        THE BOARD OF DIRECTORS RECOMMENDS
                       THAT YOU VOTE "FOR" THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables list beneficial ownership of voting shares as of March 1, 2001 by owners of more than five percent of the voting shares, each director and executive officer, and all directors and executive officers as a group:

                             CLASS OF STOCK: COMMON


                                              ADDRESS                     AMOUNT AND NATURE         PERCENT
            NAME                            FOR 5% OWNERS             OF BENEFICIAL OWNERSHIP (1)   OF CLASS
            ----                            -------------             ---------------------------   --------
Adolph Coors, Jr. Trust  (2)            Adolph Coors Company                     2,800,000             9.0%
  (William K. Coors, Jeffrey H.         Golden, Colorado 80401
  Coors, J. Bradford Coors,
  Melissa Coors, and Peter H.
  Coors, co-trustees with shared
  voting and investment power)

Grover C. Coors Trust  (2)(3)           Adolph Coors Company                    51,211,864            64.4%
  (William K. Coors, Jeffrey H.         Golden, Colorado 80401
  Coors, John K. Coors,
  Joseph Coors, Jr.,
  Joseph Coors, and
  Peter H. Coors, co-trustees
  with shared voting and
  investment power)

May Kistler Coors Trust  (4)            Adolph Coors Company                     1,726,652             5.6%
  (William K. Coors, Jeffrey H.         Golden, Colorado 80401
  Coors, Joseph Coors, Jr.
  John K. Coors, and Peter H.
  Coors, co-trustees with
  voting and investment power)

Herman F. Coors Trust  (2)              Adolph Coors Company                     1,435,000             4.6%
  (William K. Coors, Jeffrey H.         Golden, Colorado 80401
  Coors, Joseph Coors, Jr.
  Peter H. Coors, John K.
  Coors, and Darden K. Coors,
  co-trustees with shared voting
  and investment power)

Dimensional Fund Advisors Inc.          1299 Ocean Avenue, 11th Floor            2,482,200             8.0%
                                        Santa Monica, California 90401

Jeffrey H. Coors  (6)                   Graphic Packaging Corporation            3,066,507             9.5%
                                        4455 Table Mountain Drive
                                        Golden, Colorado 80403

William K. Coors  (7)                   Graphic Packaging Corporation            1,870,545             6.0%
                                        4455 Table Mountain Drive
                                        Golden, Colorado 80403

Joseph Coors, Jr. (8)                   CoorsTek, Inc.                           1,770,617             5.7%
                                        16000 Table Mountain Parkway
                                        Golden, Colorado 80403

Peter H. Coors  (9)                     Adolph Coors Company                     1,735,726             5.6%
                                        Golden, Colorado 80401


John K. Coors  (10)                     CoorsTek, Inc.                           1,728,796             5.6%
                                        16000 Table Mountain Parkway
                                        Golden, Colorado 80403

John D. Beckett  (5)                                                                45,581              *
John H. Mullin, III  (5)                                                            63,305              *
James K. Peterson (5)                                                               51,806              *
John Hoyt Stookey (5)                                                               31,286              *
Gail A. Constancio  (5)(11)                                                         90,977              *
David W. Scheible  (12)                                                              4,052              *
Jill B. W. Sisson  (5)(13)                                                         150,497              *
Marsha C. Williams (12)                                                              3,209              *
Directors and Executive Officers as a Group (10 persons)                         5,539,253            16.5%

     *    Holds less than 1% of the Common Stock.

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(2) The Adolph Coors, Jr., Grover C. Coors, and Herman F. Coors Trusts require majority approval of trustees for voting and investment purposes; therefore, the trustees of these trusts individually disclaim beneficial ownership of shares held by the trusts.

(3) Includes 48,484,848 shares of Common Stock into which shares of Preferred Stock may be converted.

(4) This trust requires unanimous approval of all trustees for voting and investment purposes; therefore, the trustees may be deemed to be beneficial owners of all shares held by the trust.

(5) Includes shares of Common Stock issuable pursuant to options which are currently exercisable or will be exercisable within 60 days.

(6) Includes 1,726,652 shares held by Jeffrey H. Coors as trustee of the May Kistler Coors Trust, as to which he has voting and investment power with William K. Coors, Joseph Coors, Jr., John K. Coors, and Peter H. Coors as co-trustees. Does not include: 164,155 shares of Common Stock restricted and unissued until the earlier of grantee's retirement, death, disability or termination of employment, or the year 2002 (9,726 shares), 2004 (18,375 shares), 2005 (20,826 shares) and 2010 (22,965 shares). Includes 1,144,603 shares issuable pursuant to options that are currently exercisable or will be exercisable within 60 days. Also includes shares held by 401(k) Plan.

(7) Includes 1,726,652 shares held by William K. Coors as trustee of the May Kistler Coors Trust, as to which he shares voting and investment power with Jeffrey H. Coors, Joseph Coors, Jr., John K. Coors and Peter H. Coors as co-trustees. Includes 7,276 shares issuable pursuant to options that are exercisable or will be exercisable within 60 days.

(8) Includes 1,726,652 shares held by Joseph Coors, Jr. as trustee of the May Kistler Coors Trust, as to which he has voting and investment power with William K. Coors, Jeffrey H. Coors, John K. Coors and Peter H. Coors as co-trustees.

(9) Includes 1,726,652 shares held by Peter H. Coors as trustee of the May Kistler Coors Trust, as to which he has voting and investment power with William K. Coors, Jeffrey H. Coors, Joseph Coors, Jr., and John K. Coors as co-trustees.

(10) Includes 1,726,652 shares held by John K. Coors as trustee of the May Kistler Coors Trust, as to which he has voting and investment power with William K. Coors, Jeffrey H. Coors, Joseph Coors, Jr., and Peter H. Coors as co-trustees.

(11) Does not include 12,648 shares of Common Stock restricted and unissued until the earlier of grantee's retirement, death, disability or termination of employment.

(12) Shares held by 401(k) Plan.

(13) Does not include 11,017 shares of Common Stock restricted and unissued until the earlier of grantee's retirement, death, disability or termination of employment, or the year 2008 (1,059 shares) and 2009 (11,983 shares).


                       CLASS OF STOCK: SERIES B PREFERRED


                                            ADDRESS                       AMOUNT AND NATURE         PERCENT
          NAME                            FOR 5% OWNERS               OF BENEFICIAL OWNERSHIP (1)   OF CLASS
          ----                          -----------------             ---------------------------   --------
Grover C. Coors Trust                   Adolph Coors Company                   1,000,000             100.0%
  (William K. Coors, Jeffrey H.         Golden, Colorado 80401
  Coors, John K. Coors,
  Joseph Coors, Jr.,
  Joseph Coors, and
  Peter H. Coors, co-trustees
  with shared voting and
  investment power)


(1) The beneficial owner has sole voting and investment power. Until conversion, the 1,000,000 shares of Preferred Stock are entitled to a total of 24,242,424 votes on all matters submitted to common shareholders, and the holder has the right, as a class, to vote on (a) any merger or sale of substantially all assets, liquidation or dissolution and (b) any matter as required by law.



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors, which is composed entirely of independent directors, is responsible for all compensation matters regarding the Company's executive officers and for administering and granting awards under all executive compensation plans in which executive officers participate. The current members of the Committee are John H. Mullin, III, who serves as Chairman, and John Hoyt Stookey.

COMPENSATION POLICIES

     GENERAL. The Company's overall compensation philosophy is to link executives' total compensation to the short-term and long-term performance of the Company so as to maximize long-term shareholder value. The total compensation package, consisting of salary, benefits, equity grants, an annual or short term incentive opportunity and a long term incentive program in the form of cash and stock options is designed to attract, motivate and retain the quality of executives needed to successfully lead and manage the Company. This package intentionally ties a sizable portion of the executives' total compensation to Company performance and shareholder value.

     SALARY. Salary range midpoints are targeted to be at the median (the 50th percentile) of salaries paid by similar-sized manufacturing companies as determined from data in national salary surveys, and a large group of manufacturing companies. The data is gathered and reported to the Company by an independent third-party consultant. Through a regression analysis formula, the salary data is adjusted to reflect companies with the same sales revenue as that of the Company. An executive officer is paid competitively in market salary range depending upon the individual's level of experience, expertise and specific job performance. Salaries are reviewed annually and any increases are approved by taking into account the Company's actual financial performance, the executive officer's performance in meeting Company goals and competitive salary data. The Committee does not assign a predetermined specific weight to these items.

     ANNUAL INCENTIVE. The 2000 incentive plan provided for targeted cash bonuses equal to 50 percent of base salary if certain predetermined financial goals were achieved. These financial goals included a return on invested capital
(ROIC) goal for GPIC executive officers. The goals were set by the Committee in February 2000 and included a "threshold" level below which no bonus would be earned. Potential awards are uncapped and may exceed 100 percent of salary. For 2000, the Committee certified that the ROIC goal was not met and, therefore, cash bonuses were not paid to GPIC executive officers.

     SHORT-TERM INCENTIVE - 2001. The Short-Term Incentive Program (STIP) is an annual plan that is variable compensation and depends 100 percent upon Company performance. The 2001 STIP is based on the achievement of Debt to Earnings Before Interest, Taxes, Depreciation, Amortization (EBITDA) ratio. The STIP provides for a targeted cash bonus equal to 50 percent of base salary if certain predetermined financial goals are achieved.

     LONG-TERM INCENTIVE. The Long-Term Incentive Program (LTIP) was approved by the Board in November 2000, subject to shareholder approval in May 2001 and provides a simple but effective incentive that aligns the interests of the shareholders with those making important strategic and operating decisions. The objectives of this program are to provide an incentive to Officers and Key Executives to focus their efforts on achieving the key financial goal of improving the company Debt/EBITDA ratio to retain officers and key executives.

     The incentive has two components: Stock Options and Cash Targets. Performance is measured by achievement of the ratio of Debt to EBITDA. The Debt to EBITDA ratio is the key factor in achieving investment grade debt financing. Stock Option Grants and Cash Targets are set for each Officer and Key Executive. Half of the Stock Option Grants will vest and fifty percent of the Cash Targets will be triggered when the Debt to EBITDA ratio has reached
3.5 and the additional amounts when the ratio reaches 3.0 based on two sequential quarter averages, annualized. Under the terms of the Plan, the maximum cash bonus payable to all executive officers is $1.7 million and the total number of options granted was 825,000.

     Executive officers may elect to defer up to 100 percent of the annual and long-term bonuses. Amounts deferred are deemed to be invested, at the executive officer's election, in either a fixed rate fund or in a stock units fund, provided the bonus is deferred for a minimum of two years. Bonuses deemed invested in the fixed rate fund earn simple interest during the deferral period equal to the average rate for 10-year Treasury notes plus two points. The bonus plus accrued interest is paid in cash at the end of the deferral period. Bonuses deemed invested in the stock units fund are denominated as a specific number of shares of Common Stock by using the market value of these shares at the time of the investment divided by the amount of the bonus invested in stock units. In addition, the holder of stock units receives one non-qualified stock option for each two stock units taken in place of the cash bonus. The options vest ratably over two years and have a 10-year term. This provision is designed to further encourage stock ownership by the executives. The stock units are paid by issuing an equal number of shares of Common Stock at the end of the deferral period.

     EQUITY GRANTS. Equity grants are variable compensation and tied 100 percent to the future performance of the Company's Common Stock. The Company's equity plan currently allows for equity grants of non-qualified stock options, restricted shares, stock units and bonus shares.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Each year the President and Chief Executive Officer evaluates his/her performance against the following four strategic goals approved by the
Committee: leadership, creation of earnings, growth and innovation. The Committee considers this self-evaluation at the time it does its own evaluation of the President and Chief Executive Officer's performance.

     The salary for the President and Chief Executive Officer is targeted, in total, to be no greater than the combined median (the 50th percentile) salary of the top executives in similar-sized manufacturing companies.

     The President and Chief Executive Officer participated in the annual incentive opportunity described above and did not earn a bonus for 2000. The target bonus opportunity was 50 percent of salary and threshold was 25 percent of salary.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits the Company's tax deduction for compensation paid to the executive officers named in the Summary Compensation Table, which follows this report, to $1 million unless certain requirements are met.

     The Committee has taken and intends to continue taking the necessary steps to ensure that the Company's tax deduction is preserved and not limited by the $1 million deductibility cap. In particular, the Committee sought and obtained shareholder approval for an amendment to the Company's Executive Incentive Plan and its Equity Incentive Plan, as required under Section 162(m) and is seeking approval of amendments to the Executive Incentive Plan and Equity Incentive Plan at the 2001 Shareholders Meeting.

THIS REPORT IS SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS:

     JOHN H. MULLIN, III, Chairman
     JOHN HOYT STOOKEY

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                     --------------------------
                                                     ANNUAL COMPENSATION                      AWARDS
                                        ------------------------------------------   --------------------------
                                                                                                    SECURITIES
                                                                      OTHER ANNUAL   RESTRICTED     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL                                        (1)         COMPENSATION      STOCK        OPTIONS/      COMPENSATION
POSITION                      YEAR      SALARY ($)     BONUS ($)          ($)(2)     AWARD(S)($)     SARS (#)         ($)(3)
------------------            ----      ----------     ---------      ------------   -----------    -----------    ------------
Jeffrey H. Coors              2000      $526,670              0                (4)                   300,000          $13,693
 President                    1999      $510,000       $206,700                (4)                   534,278          $10,025
                              1998      $485,004       $305,550         $56,150(5)                   121,960           $9,031

Jed J. Burnham (7)            2000      $240,000              0         $43,500(6)                         0          $10,961
 Executive Vice President     1999      $231,000        $95,600                (4)                    61,500           $9,245
 Finance                      1998      $220,000       $138,600         $56,164(5)                    12,000           $8,842

David W. Schieble (8)         2000      $300,000              0         $43,500(6)                   250,000           $7,375
 Chief Operating
 Officer

Gail A. Constancio (9)        2000      $216,000              0         $43,500(6)                   100,000           $7,375
 Chief Financial
 Officer

Jill B.W. Sisson              2000      $228,000              0         $43,500(6)                   101,845           $8,502
 General Counsel and          1999      $192,000       $ 86,060                (4)                    95,901           $6,498
 Secretary                    1998      $182,500       $114,975                (4)                    18,190           $6,421

Marsha C. Williams (10)       2000      $142,497              0         $32,625(6)                   125,000           $5,661
 Vice President,
 Human Resources


(1) Bonuses shown are the total bonuses for the years shown and are paid 100 percent in cash except where executives elect to defer a portion of the bonus into either the fixed rate fund or the stock units fund as described above in the Compensation Committee's Report.

(2) Stock units were granted on October 1, 1994 in an amount approximately equal to the Company's liability as of January 1, 1994 for the benefit due Jeffrey H. Coors under a salary continuation agreement. The stock units replace a cash liability of the Company and tie his post-retirement benefit to stock value. The stock units are payable in full upon retirement at age 60 or after. The stock units are 50 percent vested at age 50 with 10 years of service and the remaining 50 percent vests in 5 percent increments between ages 51 and 60. 121,343 units were granted, 75 percent vested at year-end 2000 and the market value at year-end 2000 was $136,511.

(3) All Other Compensation includes the value of term life insurance benefiting the executive and the employer's contribution to the 401(k) Plan. For 2000, the value of term life insurance benefits and the employer's 401(k) contributions, respectively, were as follows: Jeffrey H. Coors - $7,573 and $6,120; Jed J. Burnham - $4,841 and $6,120; David W. Scheible - $1,255 and $6,120; Gail A. Constancio - $1,255 and $6,120; Jill B.W. Sisson - $2,382
     and $6,120; and Marsha C. Williams - $531 and $5,129.

(4) Amounts paid were less than $50,000 or 10% of total annual salary and bonus.

(5) Amounts shown include the imputed value to the executive of converting a company-owned country club membership to a personal membership. The club memberships were valued at $24,385 for Mr. Coors and $33,478 for Mr. Burnham. The amount shown for Mr. Coors also includes an annual car allowance of $18,000.

(6) Amounts shown include an annual perquisite and annual car allowance as follows: Jed J. Burnham - perquisite ($28,500) and car allowance of ($15,000); David W. Scheible - perquisite ($28,500) and car allowance of ($15,000); Gail A. Constancio - perquisite ($28,500) and car allowance of ($15,000); Jill B.W. Sisson - perquisite ($28,500) and car allowance of ($15,000); Marsha C. Williams - prorated for portion of year, perquisite ($21,375) and car allowance of ($11,250).

(7)  Mr. Burnham retired in December 2000.

(8)  Mr. Scheible was elected as an Executive Officer in December 1999.

(9)  Ms. Constancio was elected as an Executive Officer in December 1999.

(10) Ms. Williams was employed and was elected as an Executive Officer in April 2000. The amounts shown are prorated for the portion of the year.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS   (1)
                         ---------------------------------------------------------------------------------
                          NUMBER OF           % OF TOTAL
                          SECURITIES           OPTIONS/
                          UNDERLYING            SARS             EXERCISE                      GRANT DATE
                           OPTIONS/           GRANTED TO         OR BASE                        PRESENT
                         SARS GRANTED         EMPLOYEES           PRICE         EXPIRATION     VALUE ($)
NAME                         (#)             IN FISCAL YR.        ($/SH)           DATE           (2)
----                     ------------        -------------       --------       ----------     ----------
Jeffrey H. Coors            300,000(3)           11.9%            $1.5625        11/28/10       $316,440
David W. Scheible           250,000(3)             10%            $1.5625        11/28/10       $263,700
Gail A. Constancio          100,000(3)            4.0%            $1.5625        11/28/10       $105,480
Jill B.W. Sisson            100,000(3)                            $1.5625        11/28/10       $105,480
                              1,845(4)                            $3.3100         2/28/10         $3,242
                           --------
                            101,845               4.0%
Marsha C. Williams           75,000(3)                            $1.5625        11/28/10        $79,110
                             50,000(5)                            $3.4375         5/8/10         $91,182
                           --------
                            125,000               5.0%


(1) All options are granted at the Common Stock's market value on the grant date, and each grant has an expiration date as specified in the table. All options vest in the event of a change in control. The option price may be paid in cash, by surrendering shares owned for more than 6 months, or through irrevocable instructions to a broker to deduct the option price from the proceeds of the sale. Options include the right to have shares withheld by the Company to pay withholding tax obligations due in connection with the exercise.

(2) Values indicated are an estimate based on the Black-Scholes option pricing model using the following assumptions: (a) 56.3 percent stock price volatility based on the average stock price volatility of the

     Company's stock; (b) 5.27 percent risk-free rate of return; (c) zero dividend yield; (d) anticipated exercising at the end of the option term; and (e) no adjustment for non-transferability or risk of forfeiture. The actual value realized will be determined by the excess of the stock price over the exercise price on the date the option is exercised. There is no certainty the actual value realized would be at or near the value estimated by the Black-Scholes option-pricing model.

(3) An annual grant which vests as follows: 50% shall vest if the Company's debt/EBITDA ratio reaches 3.5; the remaining 50% shall vest when the Company's debt/EBITDA ratio reaches 3.0. The debt/EBITDA ratio shall be based upon two sequential quarter averages annualized, as calculated by the Company. On January 1, 2006 any increment not yet exercisable as a result of the preceding shall become fully exercisable.

(4) Options granted as a result of an election to defer a portion of the 1999 cash bonus by investing it in stock units. Options vest ratably over 2 years with each vested increment being exercisable until the tenth anniversary of the grant date. Any unvested options are subject to forfeiture if the underlying bonus shares are not retained for 2 years.

(5) Options granted at the time of employment and which vest ratably over two years with each vested increment being exercisable until the tenth anniversary of the grant date.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                     Number of Securities
                               Shares                Underlying Unexercised           Value of Unexercised
                              Acquired                    Options/SARs              In-The-Money Options/SARs
                                 On       Value           at 12/31/00 (#)                at 12/31/00 ($)
                              Exercise   Realized   ---------------------------   ----------------------------
NAME                            (#)        ($)      Exercisable   Unexercisable   Exercisable    Unexercisable
----                          --------   --------   -----------   -------------   -----------    -------------
Jeffrey H. Coors                 -          -        1,144,603        823,872          -               -
Jed J. Burnham                   -          -          177,956              0          -               -
David W. Scheible                -          -                -        413,710          -               -
Gail A. Constancio               -          -           83,324        181,855          -               -
Jill B. W. Sisson                -          -          130,131        193,691          -               -
Marsha C. Williams               -          -                -        125,000          -               -


PENSION PLAN TABLE

     The estimated total annual retirement benefits payable under the defined benefit plan in which the named executives participate are set forth in the table below. The table illustrates benefits accrued through fiscal year 2000 and includes years of service and compensation earned while employed by ACCo, the former parent of the Company.

                                                   YEARS OF SERVICE
                   ----------------------------------------------------------------------------
REMUNERATION          15               20              25               30                35
------------       --------         --------         --------         --------         --------
  $125,000         $ 32,500         $ 43,438         $ 54,375         $ 65,313         $ 70,000
  $150,000         $ 39,000         $ 52,125         $ 65,250         $ 78,375         $ 84,000
  $175,000         $ 45,500         $ 60,813         $ 76,125         $ 91,438         $ 98,000
  $200,000         $ 52,000         $ 69,500         $ 87,000         $104,500         $112,000
  $225,000         $ 58,500         $ 78,188         $ 97,875         $117,563         $126,000
  $250,000         $ 65,000         $ 86,875         $108,750         $130,625         $140,000
  $275,000         $ 71,500         $ 95,563         $119,625         $143,688         $154,000
  $300,000         $ 78,000         $104,250         $130,500         $156,750         $168,000
  $325,000         $ 84,500         $112,938         $141,375         $169,813         $182,000
  $350,000         $ 91,000         $121,625         $152,250         $182,875         $196,000
  $375,000         $ 97,500         $130,313         $163,125         $195,938         $210,000
  $400,000         $104,000         $139,000         $174,000         $209,000         $224,000
  $425,000         $110,500         $147,688         $184,875         $222,063         $238,000
  $450,000         $117,000         $156,375         $195,750         $235,125         $252,000
  $475,000         $123,500         $165,063         $206,625         $248,188         $266,000
  $500,000         $130,000         $173,750         $217,500         $261,250         $280,000
  $525,000         $136,500         $182,438         $228,375         $274,313         $294,000
  $550,000         $143,000         $191,125         $239,250         $287,375         $308,000
  $575,000         $149,500         $199,813         $250,125         $300,438         $322,000


(1) Maximum permissible benefit under ERISA from the qualified Retirement Plan for 2000 was $135,000. In addition, the maximum compensation for 2000 which may be used in determining benefits from the qualified Retirement Plan is $170,000. The Company has a non-qualified supplemental retirement plan which provides the benefits which are not payable from the qualified Retirement Plan because of the limitations. The amounts shown in this table include the benefits payable under the non-qualified supplemental retirement plan. The benefit is computed on the basis of a straight life annuity and is subject to a reduction to reflect, in part, the payment of Social Security benefits.

(2) The compensation covered by the Retirement Plan is salary only and does not include any of the other compensation items shown on the summary compensation table. The salary used to compute benefits is the average highest salary amount over a 36 consecutive month period in the last ten years. As of fiscal year-end 2000, average annual compensation covered by the Retirement Plan and credited years of service with the Company, including previous compensation and years of service with ACCo and its subsidiaries, for the named executives are as follows: Jeffrey H. Coors - $490,561 and 33 years; David W. Scheible - $268,697 and 2 years; Gail A. Constancio - $183,336 and 14 years; Jill B. W. Sisson - $192,168 and 8 years; and Marsha C. Williams - $189,996 and 1 year.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     The Company has entered into an agreement (a "Change of Control Agreement") with each of the named executive officers and two non-executive officers. Each Change of Control Agreement provides for certain payments and benefits upon the termination of the employment of such person within two years following a Change of Control (as defined in such agreement). Each Change of Control Agreement requires the Company to (a) pay to such officer, if prior to the expiration of the three year period his or her employment is terminated without cause by the Company or by such officer upon the occurrence of certain constructive termination events, an amount equal to two times that officer's annual salary and bonus during the twelve month period immediately preceding termination and (b) continue certain benefits for a period of twelve months. Also, all unvested stock options immediately vest. In addition, if any payments (including payments under the Change of Control Agreement, any stock option agreement or otherwise) to such officer are determined to be "excess parachute payments" under the Internal Revenue Code of 1986, as amended (the "Code"), the officer would be entitled to receive an additional payment (net of income taxes) to compensate him or her for any excise tax imposed by the Code on such payments. In addition, the Company has agreed to pay Gail A. Constancio an amount equal to two times her annual salary, if her employment is terminated by her or by the Company under certain circumstances.

     The Company has no employment contracts with the named executives. Compensation received by the named executives upon retirement includes normal retirement benefits and, for Jeffrey Coors, Chairman and President, a number of shares of stock to be granted under the salary continuation agreements described above in footnote 2 to the Summary Compensation Table. In addition, in the case of a change in control of the Company, the Company's compensation plans will be affected as follows: (1) under the Equity Incentive Plan, all outstanding options will become exercisable in full and all stock units will become payable in full; (2) under the Executive Incentive Plan (the annual incentive plan), the plan will terminate and prorated bonuses will be calculated and paid, if earned;
(3) under the deferred compensation plan, distributions of deferred amounts will be made in a lump sum within 90 days after the change in control; and (4) under the salary continuation agreements, stock units vest 100 percent without regard to the executive's age or service. The definition of change in control for these purposes is as follows: (i) The acquisition of, or the ownership of, 50 percent or more of the total Common Stock of the Company then issued and outstanding, by any person, or group of affiliated persons, or entities not affiliated with the Company as of the effective dates of these plans, without the consent of the Board of Directors, or (ii) The election of individuals constituting a majority of the Board of Directors who were not either (A) members of the Board of Directors prior to the election or (B) recommended to the shareholders by management of the Company, or (iii) A legally binding and final vote of the shareholders of the Company in favor of selling all or substantially all of the assets of the Company.

     None of the provisions under the Change of Control Agreements or the Equity Incentive Plan, the Executive Incentive Plan or the other plans described above relating to a change in control were triggered by the acquisition of the Preferred Stock.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, John H. Mullin, III, and John Hoyt Stookey served on the Compensation Committee. There were no compensation committee interlocks during 2000.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and certain of its officers, and persons holding more than ten percent of the Company's Common Stock are required to file forms reporting their beneficial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all forms so filed.

     Based solely upon a review of copies of such forms filed on Forms 3, 4 and 5, and amendments thereto furnished to the Company, the Company believes that during the year ended December 31, 2000, its executive officers, directors and greater than ten percent beneficial owners complied on a timely basis with all
Section 16(a) filing requirements.


INFORMATION ON INDEPENDENT ACCOUNTANTS

     The Board has unanimously reappointed the firm of PricewaterhouseCoopers LLP ("PWC") as independent accountants for the 2001 fiscal year. A representative of PWC will be present at the Annual Meeting to answer questions from the shareholders and will be given an opportunity to make a statement on behalf of PWC.


AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors consists of three independent directors and operates under a charter approved by the Board of Directors. The Audit Committee charter is attached as Exhibit A.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, certain matters related to the conduct of their audit as required by Statement on Auditing Standards No. 61, "Communication with Audit Committees". PricewaterhouseCoopers LLP has provided written communication to the Audit Committee as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Audit Committee has discussed with PricewaterhouseCoopers LLP their independence and has considered the compatibility of non-audit services with their independence.

     Based upon the review and discussions with management and PricewaterhouseCoopers LLP referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     Audit fees for the 2000 audit were $315,000. PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation during 2000. The aggregate of all other fees for services rendered by PricewaterhouseCoopers LLP during 2000 was $370,000.


THIS REPORT IS SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

JOHN D. BECKETT, Chairman
JAMES K. PETERSON
JOHN HOYT STOOKEY

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Manufacturing (Diversified/Industrials) Index for the period from December 31, 1995 through December 31, 2000. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1995 and that all dividends, if any were reinvested, although no cash dividends have been paid on the Common Stock. It should be noted that the Company paid a dividend in shares of CoorsTek, Inc. common stock on December 31, 1999, valued at $4.19 per share. This amount has been added to the December 31, 2000 number. The information contained in this graph is not necessarily indicative of future Company performance.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG GRAPHIC PACKAGING INTERNATIONAL CORPORATION, THE S&P 500 INDEX
                  AND THE S&P MANUFACTURING (DIVERSIFIED) INDEX

                                                    12/95         12/96        12/97        12/98        12/99       12/00
Graphic Packaging International Corporation      $   100.00   $   131.40   $   161.57   $    87.60   $    70.77   $    11.63
S&P 500                                          $   100.00   $   122.96   $   163.98   $   210.84   $   255.22   $   231.98
S&P Manufacturing (Diversified)                  $   100.00   $   137.81   $   164.11   $   190.20   $   233.82   $   278.35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph Coors, William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, John
K. Coors, J. Bradford Coors, Peter H. Coors, Melissa E. Coors, and Darden K. Coors are co-trustees of one or more of the family trusts which collectively own approximately 43 percent of the Common Stock of the Company, 100 percent of the Preferred Stock, and 31.1 percent of the non-voting common stock of ACCo. In addition, one of those trusts owns 100 percent of the voting common stock of ACCo. Jeffrey H. Coors, John K. Coors, Joseph Coors, Jr., and Peter H. Coors are brothers. J. Bradford Coors and Darden K. Coors are Joseph Coors, Jr.'s children; J. Bradford Coors is an employee of CBC and Darden K. Coors is an employee of the Company. Melissa E. Coors is Peter H. Coors' daughter and she is an employee of CBC. Joseph Coors and William K. Coors are brothers and William K. Coors is a director of ACCo. Peter H. Coors is an executive officer and director of ACCo and Coors Brewing. John K. Coors is an executive officer and Director of CoorsTek, Inc. The Company, ACCo, and CoorsTek, Inc., or their subsidiaries, have certain business relationships and have engaged or propose to engage in certain transactions with one another, as described below.

TRANSACTIONS WITH ADOLPH COORS COMPANY

     In connection with the ACX Spin-Off, certain ACX subsidiaries entered into market-based, long-term supply agreements with Coors Brewing to provide packaging and other products to Coors Brewing for use in its business.

     Under the packaging supply agreement, Coors Brewing agreed to purchase and the Company agreed to supply substantially all of Coors Brewing's paperboard and label packaging requirements through 1997. In early 1997, this agreement was modified and extended to a three-year, rolling term contract, and in 1998 was renegotiated through 2002. Total sales under the packaging contract have been a material source of revenue for the Company, accounting for sales of approximately $112,200,000 in 2000 and are anticipated to be approximately $128,000,000 in 2001.

     In addition, a subsidiary of the Company is the general partner and Coors Brewing is a limited partner in a real estate partnership which owns, develops, operates and sells certain real estate previously owned by Coors Brewing or ACCo. Distributions were allocated equally between the partners until late 1999 when Coors Brewing recovered its investment. Thereafter distributions are made 80% to the general partner and 20% to Coors Brewing. Distributions to Coors Brewing in 2000 were $814,000 and distributions to Coors Brewing for 2001 are estimated to be less than $100,000.

TRANSACTIONS WITH COORSTEK

     The CoorsTek Spin-Off was made pursuant to a Distribution Agreement between the Company and CoorsTek. It established the procedures to effect the spin-off and provided for the distribution of the CoorsTek common stock to the shareholders of the Company, the allocation to CoorsTek of certain assets and liabilities and the transfer to and assumption by CoorsTek of those assets and liabilities. In the Distribution Agreement CoorsTek agreed to repay all outstanding intercompany debt owed by CoorsTek to the Company together with a special dividend. The total amount of the repayment and the special dividend was $200 million. Pursuant to the Distribution Agreement the Company agreed to continue existing coverage under the Company's insurance policies for CoorsTek until coverage expired by its terms in March 2000 (for property insurance) and May 2000 (for casualty insurance) and for the allocation between the Company and CoorsTek of costs and liabilities associated with the insurance. Under the Distribution Agreement, the Company and CoorsTek have each agreed to retain, and to make available to the other, books and records and related assistance for audit, accounting, claims defense, legal, insurance, tax, disclosure, benefit administration and other business purposes. CoorsTek also agreed to indemnify the Company if the CoorsTek Spin-Off is taxable or if the Company incurs certain liabilities.

     The Tax Sharing Agreement defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the CoorsTek business for tax years prior to the CoorsTek Spin-Off and with respect to certain tax attributes of CoorsTek after the CoorsTek Spin-Off. In general, the Company is responsible for filing consolidated federal and combined or consolidated state tax returns and paying the associated taxes for periods through December 31, 1999. CoorsTek will reimburse the Company for the portion of such taxes related to the CoorsTek business for periods beginning on or after December 31, 1999. The Company and CoorsTek have agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters. The Company and CoorsTek each will be responsible for their own taxes other than those described above.

SALE OF PREFERRED STOCK

     On August 15, 2000, the Company sold 1,000,000 shares of Series B 10% Convertible Preferred Stock to the Grover C. Coors Trust (the "GCC Trust") for $100,000,000. The proceeds from the sale were used to pay down the Company's debt, a portion of which became due August 15, 2000. As a result of the transaction, the GCC Trust is the owner of securities of the Company representing in excess of 64% of the combined voting power of the Company's outstanding securities. The Company received an opinion from an independent investment banker as to the fairness of the consideration received by the Company in connection with this transaction. The Preferred Stock (i) is entitled to a quarterly dividend of $2.5 million, (ii) is convertible by the holder at the rate of $2.06 per share at any time, and (iii) may be redeemed by the Company at any time after five years at 105% of face value, declining 1% per year thereafter. Until converted, the holder of the Preferred Stock is entitled to one vote for every two common shares into which the Preferred Stock may be converted and, upon liquidation, receive a preference and participate with the common shareholders. The holder of the Preferred Stock has the right to compel registration of the underlying common shares with the Securities and Exchange Commission.

OTHER TRANSACTIONS

     On March 31, 2000, a subsidiary of the Company sold certain assets of a nutritional supplement business in a management buy out to a company in which Patrick Smith, son-in-law of Joseph Coors, Jr., is a principal. The total purchase price was $722,610 of which $500,000 was paid in cash at closing, with the balance represented by a promissory note for $222,610 payable interest only annually for five years, with the principal balance due March 31, 2005. The nutritional supplement business had been part of the developmental businesses that the Company closed or disposed of, and was not deemed part of its core business.

OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting. If other matters should properly be presented at the Annual Meeting, the persons named in the proxy will vote on these matters using their best judgment.


RESOLUTIONS PROPOSED BY INDIVIDUAL SHAREHOLDERS

     In order to include a shareholder proposal in the Company's Proxy Statement and form of proxy relating to the Company's next Annual Meeting of Shareholders following the end of the 2001 fiscal year, it must be received by the Company no later than December 31, 2001. The Company intends to hold next year's Annual Meeting in May 2002.


REPORT ON FORM 10-K

     The 2000 Annual Report is enclosed with this Proxy Statement and includes the Company's Annual Report on Form 10-K.

     This Notice and Proxy Statement are sent by order of the Board of Directors.


     Dated: March 30, 2001              /s/ JILL B.W. SISSON
                                        -------------------------------------
                                        Jill B.W. Sisson
                                        General Counsel and Secretary

                                    Exhibit A

                   GRAPHIC PACKAGING INTERNATIONAL CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   AUDIT COMMITTEE PURPOSE

          The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its financial oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

               - Monitor the integrity of the Company's financial reporting process and system of internal control regarding finance, accounting, legal and environmental compliance.

               - Monitor the independence and performance of the Company's independent auditors and internal auditing function.

               - Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

          The Audit Committee has i) direct access to the independent auditors and anyone in the organization; ii) the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties; and iii) the authority to conduct any investigation it deems appropriate to fulfilling its responsibilities.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

          Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

          Audit Committee members shall be elected by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

Audit Committee Charter
Page 2


          The Committee shall generally meet four times annually, or as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should periodically meet privately in executive session with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee Chair should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

          In carrying out its oversight function, the Committee shall perform the following functions as deemed necessary or appropriate. These functions are set forth as a guide only with the understanding that the Committee may depart from this guide as appropriate given the circumstances.

          REVIEW PROCEDURES

               * Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board of Directors for approval and include the document in the Company's proxy statement at least every three years in accordance with SEC regulations.

               * Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

               * In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing function together with management's responses.

- Review with management and the independent auditors the Company's quarterly financial statements prior to filing with the Securities and Exchange Commission. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with generally accepted auditing standards. The Chair of the Committee or his/her designee may represent the entire Committee for purposes of this review.

Audit Committee Charter
Page 3


          INDEPENDENT AUDITORS

               * The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment and annual fees of the independent auditors or approve any discharge of auditors when circumstances warrant.

               * On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

               * Review the annual audit plan for the Company, including the independent auditor's plan and the Company's internal audit activities.

               * Prior to filing the Annual Report on Form 10-K with the Securities and Exchange Commission, discuss the results of the audit with management and the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with generally accepted auditing standards.

               * Review with the independent auditors their judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

          OTHER AUDIT COMMITTEE RESPONSIBILITIES

               * On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and significant inquiries received from regulators or governmental agencies

               * Annually prepare a report to shareholders on Audit Committee activities as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

               * Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

               * Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                              [Form of Proxy Card]

                                      PROXY
                    For the Annual Meeting Of Shareholders of
                   GRAPHIC PACKAGING INTERNATIONAL CORPORATION
                            4455 Table Mountain Drive
                             Golden, Colorado 80403
               Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Jeffrey H. Coors and William K. Coors, or either of them, as proxies, with power of substitution, to vote all the shares of the undersigned held of record by the undersigned as of March 27, 2001, with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of Graphic Packaging International Corporation (the "Company"), to be held at 10:30 a.m. (local time) on May 15, 2001 at the Arvada Center for the Arts And Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado, or any adjournments thereof.

The Board of Directors recommends a vote FOR all of the nominees for director listed below under Proposal 1 and approval of Proposals 2, 3 and 4.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposals stated below.

Proposal 1 - Election of Directors.

FOR all Nominees listed below [  ]                WITHHOLD AUTHORITY [  ]
(except as marked to the contrary below)          To Vote for all Nominees below

     Nominees: Jeffrey H. Coors
               Harold R. Logan, Jr.
               James K. Peterson

To withhold authority to vote for any individual nominee, strike a line through the name of the nominee above. Your vote will be cast FOR the other nominees.

Proposal 2 - Approval of amendment to the Company's Executive Incentive Plan.

     FOR [  ]            AGAINST [  ]             ABSTAIN [  ]

Proposal 3 - Approval of amendment to the Company's Equity Compensation Plan for Non-Employee Directors.

     FOR [  ]            AGAINST [  ]             ABSTAIN [  ]

Proposal 4 - Approval of amendment to the Company's Equity Incentive Plan.

     FOR [  ]            AGAINST [  ]             ABSTAIN [  ]

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE, VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE. [TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, MERELY SIGN BELOW. NO BOXES NEED TO BE CHECKED.]

Date:

Signature:

Signature:

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)